                                                                  Exhibit 99.4

==============================================================================






                              DEBTOR IN POSSESSION
                           LOAN AND SECURITY AGREEMENT


                                      among


                      FACTORY CARD OUTLET OF AMERICA LTD.,
                        debtor and debtor-in-possession,
                                  as Borrower,

                          FOOTHILL CAPITAL CORPORATION,
                               PARAGON CAPITAL LLC
                                       and
                 THE OTHER FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders,


                                       and


                          FOOTHILL CAPITAL CORPORATION,
                                    as Agent
                                       and
                              PARAGON CAPITAL LLC,
                               as Oversight Agent



                                 March 23, 1999



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

                                TABLE OF CONTENTS
                                -----------------
                                                                        Page(s)
                                                                        -------
1.       DEFINITIONS AND CONSTRUCTION  ......................................1
         1.1      Definitions................................................2
         1.2      Accounting Terms..........................................28
         1.3      Code......................................................28
         1.4      Construction..............................................28
         1.5      Schedules and Exhibits....................................29

2.       LOAN AND TERMS OF PAYMENT..........................................29
         2.1      Revolving Advances........................................37
         2.2      Letters of Credit.........................................40
         2.3      Reserved..................................................40
         2.4      Reserved..................................................40
         2.5      Payments..................................................40
         2.6      Overadvances..............................................41
         2.7      Interest and Letter of Credit Fees:  Rates, Payments,
                  and Calculations..........................................43
         2.8      Collection of Accounts....................................45
         2.9      Crediting Payments; Application of Collections............45
         2.10     Designated Account........................................46
         2.11     Maintenance of Loan Account; Statements of Obligations....46
         2.12     Eurodollar Rate Loans.....................................46
         2.13     Illegality................................................48
         2.14     Requirement of Law........................................49
         2.15     Taxes.....................................................50
         2.16     Indemnity.................................................51
         2.17     Fees......................................................52

3.       CONDITIONS; TERM OF AGREEMENT......................................53
         3.1      Conditions Precedent to the Initial Advance and the
                  Initial Letter of Credit Guaranty.........................53
         3.2      Conditions Precedent to all Advances and all L/C
                  Guaranties................................................54
         3.3      Conditions Subsequent.....................................55
         3.4      Term......................................................56
         3.5      Effect of Termination.....................................56
         3.6      Early Termination by Borrower.............................56
         3.7      Termination Upon Event of Default.........................56

4.       CREATION OF SECURITY INTEREST;  PRIORITY, LIENS, ETC...............57
         4.1      Grant of Security Interest................................57
         4.2      Super-Priority Claims and Collateral Security.............57
         4.3      Collateral Security Perfection............................57
         4.4      No Discharge; Survival of Claims..........................58
         4.5      Negotiable Collateral.....................................58
         4.6      Collection of Accounts, General Intangibles,
                  and Negotiable Collateral.................................58
         4.7      Delivery of Additional Documentation Required.............58
         4.8      Power of Attorney.........................................58
         4.9      Right to Inspect; Inventories, Appraisals, Audits.........59

5.       REPRESENTATIONS AND WARRANTIES.....................................60
         5.1      No Encumbrances...........................................60
         5.2      Reserved..................................................60
         5.3      Eligible Inventory........................................60
         5.4      Equipment.................................................60
         5.5      Location of Inventory and Equipment.......................61
         5.6      Inventory Records.........................................61
         5.7      Location of Chief Executive Office; FEIN..................61
         5.8      Due Organization and Qualification; Subsidiaries..........61
         5.9      Due Authorization; No Conflict............................61
         5.10     Litigation................................................62
         5.11     No Material Adverse Change................................62
         5.12     Reserved..................................................63
         5.13     Employee Benefits.........................................63
         5.14     Environmental Condition...................................63
         5.15     Licenses..................................................63
         5.16     Leases....................................................63
         5.17     DDAs......................................................64
         5.18     Credit Card Receipts......................................64

6.       AFFIRMATIVE COVENANTS..............................................64
         6.1      Accounting System.........................................65
         6.2      Collateral and Financial Reporting........................65
         6.3      Tax Returns...............................................69
         6.4      Reserved..................................................69
         6.5      Reserved..................................................69
         6.6      Title to Equipment........................................69
         6.7      Maintenance of Equipment..................................69
         6.8      Post- Petition Taxes......................................69
         6.9      Insurance.................................................70

         6.10     No Setoffs or Counterclaims...............................71
         6.11     Location of Inventory and Equipment.......................71
         6.12     Compliance with Laws......................................71
         6.13     Employee Benefits.........................................71
         6.14     Leases....................................................72
         6.15     Year 2000 Compliance......................................72
         6.16     Advertising...............................................73
         6.17     Cycle Count Program.......................................73
         6.18     Offers To Purchase .......................................73
         6.19     Store Closing; Unexpired Leases ..........................73
         6.20     Avoidance of Statutory Liens .............................73

7.       NEGATIVE COVENANTS.................................................73
         7.1      Indebtedness..............................................74
         7.2      Liens.....................................................74
         7.3      Reserved..................................................74
         7.4      Disposal of Assets........................................74
         7.5      Change Name...............................................74
         7.6      Guarantee.................................................74
         7.7      Nature of Business........................................75
         7.8      Prepayments and Amendments................................75
         7.9      Change of Control.........................................75
         7.10     Consignments..............................................75
         7.11     Distributions.............................................75
         7.12     Accounting Methods........................................75
         7.13     Investments...............................................75
         7.14     Transactions with Affiliates..............................75
         7.15     Suspension................................................76
         7.16     Reserved..................................................76
         7.17     Use of Proceeds...........................................76
         7.18     Change in Location of Chief Executive Office;
                  Inventory and Equipment with Bailees......................76
         7.19     No Prohibited Transactions Under ERISA....................76
         7.20     Financial Covenants.......................................77
         7.21     Retail Performance Covenants..............................77
         7.22     Capital Expenditures......................................77
         7.23     Returns of Goods .........................................77

8.       EVENTS OF DEFAULT..................................................78

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.............................81

         9.1      Acceleration;  Relief from the Automatic Stay.............81
         9.2      Rights and Remedies.......................................82
         9.3      Remedies Cumulative.......................................85

10.      TAXES AND EXPENSES.................................................86

11.      WAIVERS; INDEMNIFICATION...........................................86
         11.1     Demand; Protest; etc......................................86
         11.2     The Lender Group's Liability for Collateral...............86
         11.3     Indemnification...........................................86

12.      NOTICES............................................................87

13.      CHOICE OF LAW; JURY TRIAL WAIVER...................................88

14.      DESTRUCTION OF BORROWER'S DOCUMENTS................................89

15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.........................89
         15.1     Assignments and Participations............................89
         15.2     Successors................................................92

16.      AMENDMENTS; WAIVERS................................................92
         16.1     Amendments and Waivers....................................92
         16.2     No Waivers; Cumulative Remedies...........................93

17.      AGENT; THE LENDER GROUP............................................94
         17.1     Appointment and Authorization of Agent....................94
         17.2     Delegation of Duties......................................95
         17.3     Liability of Agent-Related Persons........................95
         17.4     Reliance by Agent.........................................95
         17.5     Notice of Default or Event of Default.....................96
         17.6     Credit Decision...........................................97
         17.7     Costs and Expenses; Indemnification.......................97
         17.8     Agent in Individual Capacity..............................98
         17.9     Successor Agent...........................................98
         17.10    Withholding Tax...........................................99
         17.11    Collateral Matters.......................................100
         17.12    Restrictions on Actions by Lenders; Sharing of Payments..101
         17.13    Agency for Perfection....................................102
         17.14    Payments by Agent to the Lenders.........................102
         17.15    Concerning the Collateral and Related Loan Documents.....102

         17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information ...102
         17.17    Several Obligations; No Liability........................104

18.      GENERAL PROVISIONS................................................104
         18.1     Effectiveness............................................105
         18.2     Section Headings.........................................105
         18.3     Interpretation...........................................105
         18.4     Severability of Provisions...............................105
         18.5     Counterparts; Telefacsimile Execution....................105
         18.6     Revival and Reinstatement of Obligations.................105
         18.7     Integration..............................................105
         18.8     Parties in Interest .....................................106

                DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT
                ------------------------------------------------

         THIS DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 23, 1999, among Factory Card Outlet of America Ltd., an Illinois corporation and a debtor and debtor in possession ("Borrower"), with its chief executive office located at 2727 Diehl Road, Naperville, Illinois 60563, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION ("Foothill"), as Agent, and Paragon Capital LLC, as Oversight Agent, on the other hand.

                                    RECITALS
                                    --------

         WHEREAS, on March 23, 1999 (the "Filing Date"), the Borrower filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

         WHEREAS, the Borrower intends to continue to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         WHEREAS, the Borrower has requested that the Lenders provide financing to the Borrower consisting of advances in an amount up to $50,000,000 pursuant to Sections 364(c)(1), (2) and (3) of the Bankruptcy Code in order to provide working capital for the Borrower, to refinance the Prepetition Bank Debt (as hereinafter defined), including the provision of cash collateral for any letters of credit issued thereunder, and for other general corporate purposes.

         WHEREAS, the Borrower has agreed to secure its Obligations hereunder with, inter alia, first priority liens on and security interests in and to all property and interests (except as specifically provided herein), real and personal, tangible and intangible of the Borrower, whether now owned or hereafter acquired, all on the terms and conditions set forth in the Loan Documents (as hereinafter defined), in accordance with Sections 364(c)(1), (2) and (3) of the Bankruptcy Code.

         WHEREAS, the Lenders have indicated their willingness to agree to lend such amounts pursuant to Sections 364(c)(1), (2) and (3) of the Bankruptcy Code on the terms and conditions of this Agreement.

         In consideration of these premises, the parties hereby agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "Adjusted Eurodollar Rate Margin" means the applicable Eurodollar Rate Margin determined in accordance with Section 2.7.

                  "Advances" has the meaning set forth in Section 2.1(a).





                  "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                  "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

                  "Agents" means, collectively, the Agent and the Oversight
Agent.

                  "Agent Advance" has the meaning set forth in Section 2.1(h).

                  "Agent Loan" has the meaning set forth in Section 2.1(g).

                  "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents (including Oversight Agent), and attorneys-in-fact of Agent and such Affiliates.

                  "Agent's Account" has the meaning set forth in Section 2.8.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Assignee" has the meaning set forth in Section 15.1.

                  "Assignment and Acceptance" has the meaning set forth in
Section 15.1 (a) and shall be in the form of Exhibit A-1.

                  "Authorized Person" means any officer or other employee of Borrower.

                  "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, less (b) the Revolving Facility Usage.

                  "Availability Reserves" means such reserves as Agents from time to time determine in their reasonable good faith discretion as being appropriate to reflect the impediments to the Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

                  (a)      rent--

                           (i) based upon 100% of Borrower's or any Subsidiary of Borrower's past due rent (arising either before or after commencement of the Case), including accrued but unpaid percentage or other additional rents in respect of Borrower's leased locations in any Landlord Lien State or One Turn State;

                           (ii) based upon 100% of Borrower's or any Subsidiary of Borrower's past due rent arising after commencement of the Case, including accrued but unpaid percentage or other additional rents, with respect to any of Borrower's leased locations;

                           (ii) based upon 100% of Borrower's or any Subsidiary of Borrower's past due rent arising before the commencement of the Case, including accrued but unpaid percentage or other additional rents, with respect to any of Borrower's leased locations, which Borrower or any Subsidiary of Borrower is ordered to pay as an administrative expense under Section 503 of the Bankruptcy Code;

                  (b)      in-store customer credits and gift certificates;
                  (c) payables (based upon payables which are past due on normal trade terms consistent with Borrower's past practices);
                  (d)      frequent shopper programs;
                  (e)      layaway and customer deposits;
                  (f) taxes and other governmental charges, including ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender Group in the Collateral;
                  (g)      held or post-dated checks; and
                  (h)      the amount of the Carve-Out.

                  "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.



                  "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Case.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "Blocked Account" means any deposit account established by Borrower, including the Concentration Account, at a Blocked Account Bank pursuant to a Blocked Account Agreement.

                  "Blocked Account Agreements" means those certain Depositary Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Blocked Account Banks.

                  "Blocked Account Banks" means Northern Trust Company, together with such other depositories as may from time to time enter into Blocked Account Agreements.

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

                  "Borrowing Base" has the meaning set forth in Section 2.1(a).

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in the States of California or Illinois or in The Commonwealth of Massachusetts.

                  "Business Plan" means Borrower's and its Subsidiaries' business plans attached hereto as Exhibit B-1, together with any amendment, modification, or revision to such business plan approved by Agents, such approval not to be unreasonably withheld provided, that if any amendment, modification or revision to a Business Plan requires the Lenders to change any covenants in any Loan Documents, then the Lenders may refuse to approve such amendment, modification or revision in their sole discretion.

                  "Capital Lease" means any lease which may be capitalized in accordance with GAAP.

                  "Carve Out" means at any time of determination, the sum of (i) allowed administrative expenses payable pursuant to 28 U.S.C. Section 1930(a)(6) and (ii) up to $1,000,000 of Priority Professional Expenses due but unpaid as of, or incurred after the date of an Event of Default hereunder, and (iii) up to $250,000 of Nonpriority Expense Claims..

                  "Case" means the Borrower's and Parent's jointly administered reorganization cases Nos. 99-00685 and 99-00686 under Chapter 11 of the Bankruptcy Code, pending in the

Bankruptcy Court.

                  "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

                  "Closing Date" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit Guaranty.

                  "Code" means the Massachusetts Uniform Commercial Code.

                  "Collateral" means each of the following:
                  (a)      the Accounts,

                  (b)      Borrower's Books,

                  (c)      the Equipment,

                  (d)      the General Intangibles,

                  (e)      the Inventory,

                  (f)      the Investment Property,

                  (g)      the Negotiable Collateral,

                  (h)      the Real Property Collateral,

                  (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

                  "Concentration Account" means account number 98590 of Borrower, maintained at The Northern Trust Bank, or such other deposit account of Borrower (located in the United States) into which cash received in the other Blocked Accounts is wire transferred as provided in Section 2.8(b).

                  "Concentration Account Agreement" means the Blocked Account Agreement among Borrower, the Concentration Account Bank and Agent, applicable to the Concentration Account.

                  "Concentration Account Bank" means The Northern Trust Bank.

                  "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrower, Borrower's Purchase Journal or Stock Ledger, based upon Borrower's accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's sole discretion and in accordance with GAAP.

                  "Credit Card Agreements" means those certain agreements between Agent and the credit card clearinghouses and processors of Borrower pursuant to which such credit card clearinghouse or processors agree to transfer on a daily basis all credit card receipts of Borrower, or other amounts payable by such clearinghouse or processor, into the Concentration Account or any other Blocked Account. All Credit Card Agreements shall be in form and substance satisfactory to Agent.

                  "Creditors' Committee" means any Official Unsecured Creditors' Committee organized by the United States Trustee and approved in relation to the Case.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "DDA" means any checking or other demand daily depository account maintained by Borrower.

                  "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Defaulting Lender" has the meaning set forth in Section 2.1
(f)(ii).

                  "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

                  "Designated Account" means account number 87688 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

                  "Designated Account Bank" means The Northern Trust Bank, whose office is located in Chicago, Illinois, and whose ABA number is 07 1000 152.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form of which shall be satisfactory to Agent.

                  "Dollars or $" means United States dollars.

                  "Early Termination Premium" has the meaning set forth in
Section 3.6.

                  "EBITDA" means, as of any date of determination, the consolidated net income of Borrower and its Subsidiaries (excluding extraordinary items) for the period of 12 full months immediately preceding such date of determination (a) plus all interest expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period, (b) plus or minus losses or gains attributable to any fixed asset sales in such period and (c) plus or minus any other non-cash charges which have been subtracted or added in calculating consolidated net income for such period.

                  "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods, that are located at or in-transit between Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by the Agents in their reasonable credit judgment.

                  In determining the amount to be so included, Eligible Inventory shall be valued, net of Inventory Reserves, at Cost on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                  (b) it is not located at (or in transit between) one of the locations set forth on Schedule E-1;

                  (c) it is not located on property owned or leased by Borrower or in a contract warehouse or with another person, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, to the extent from time to time required by Agents, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                  (d) it is not subject to a valid and perfected first priority security interest in favor of the Lender Group;

                  (e) it consists of damaged or non-saleable goods returned or rejected by Borrower's customers or goods in transit (except in transit between locations set forth on Schedule E-1); and

                  (f) it is obsolete or slow moving, a restrictive or custom item, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, defective goods, "seconds," or Inventory acquired on consignment.

                  "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrower.

                  "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a

Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                  "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Foothill (or its Affiliates) by major banks in the London interbank market (or other Eurodollar Rate market selected by Foothill) on or about 11:00 a.m. (California time) two Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                  "Eurodollar Rate Loans" means any advance (or any portion thereof) made or outstanding hereunder during any period when interest on such advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Existing Lenders" means BankBoston Retail Finance, Inc. and Back Bay Capital, LLC.

                  "FEIN" means Federal Employer Identification Number.

                  "Final Order" has the meaning set forth in Section 3.2(e).

                  "Foothill" means Foothill Capital Corporation, a California corporation.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Guaranty" means the guaranty agreement of even date of Parent in favor of the Lenders relating to the Obligations of the Borrower, in form satisfactory to the Agent.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral, but specifically excluding all of Borrower's rights and avoidance power claims under Sections 544, 545, 547, 548, 550 and 551 of the Bankruptcy Code.

                  "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Margin" means with respect to the subject accounting period for which being calculated, the following (determined in accordance with GAAP, consistently applied):

                        Sales (Minus) Cost of Goods Sold
                        ----- ------- ---- -- ----- ----
                                      Sales

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement, of even date herewith, between Borrower and Foothill.

                  "Interest Period" has the meaning set forth in Section
2.12(b).

                  "Interim Order" means the order of the Bankruptcy Court in the Case authorizing and approving this Agreement on an interim basis under Section 364(c) of the Bankruptcy Code and entered at a preliminary hearing under Bankruptcy Rule 4001, in form and substance satisfactory to the Agent and the Lenders and Agent's Counsel. The Interim Order shall, among other things, (i) have authorized extensions of credit, in a principal amount not less than an amount sufficient to pay in full all Obligations owed to the Existing Lenders under the Prepetition Credit Agreement plus gross borrowings in the amount of $15,000,000 (which borrowings will be offset by cash receipts during the interim period), and granted the claim status and Liens described in Section 4 of this Agreement, and shall prohibit the granting of additional Liens on the assets of the Borrower, (ii) provide that the Liens of the Lender Group are automatically perfected by the entry of the Interim Order and also grant to the Agent for the benefit of the Agent and the Lenders relief from the automatic stay of Section 362(a) of the Bankruptcy Code to enable the Agent, if the Lender Group elects to do so in its discretion, to make all filings and recordings and to take all other actions considered necessary or advisable by the Lender Group to perfect, protect and insure the priority of its Liens upon the Collateral as a matter of nonbankruptcy law, (iii) authorize the repayment in full of the Prepetition Bank Debt with the proceeds of the first Advance hereunder, and (iv) be in full force and effect.

                  "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent and reflecting the passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Inventory.

                  "Inventory Reserves" means such reserves as may be established from time to time by Agents in their reasonable good faith discretion with respect to the determination of the saleability, of the Eligible Inventory or which reflect such other factors as affect the current retail or market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the composition and imbalance guidelines appearing on Schedule 7.21, as well as the following:

                  (a) obsolescence (determined based upon Inventory on hand beyond a given number of days);
                  (b)      seasonality;
                  (c)      shrinkage;
                  (d)      imbalance;
                  (e)      change in Inventory character, composition or mix;
                  (f)      markdowns (both permanent and point of sale);
                  (g) retail markdowns or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events;
                  (h) estimated reclamation claims of unpaid sellers of Inventory to Borrower; and
                  (i) reserves for so-called "seasonal carryover inventory."

                  "Investment Property" means all of Borrower's presently existing and hereafter acquired or arising investment property (as that term is defined in Section 9115 of the Code).

                  "Issuing Bank" means a United States bank acceptable in the sole discretion of the Agent which issues a Letter of Credit.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Landlord Lien State" means any state or jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

                  "L/C" has the meaning set forth in Section 2.2(a).

                  "L/C Guaranty" has the meaning set forth in Section 2.2(a).

                  "Lease" means any lease or other agreement, no matter how styled or structured, which the Borrower is entitled to the use or occupancy of any space.

                  "Lease Amendment Agreements" has the meaning set forth in
Section 5.16.

                  "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.



                  "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

                  "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable and documented fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents, irrespective of whether suit is brought, or incurred by the Lender Group in connection with the Case or the appeal of any ruling by the Bankruptcy Court.

                  "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.11.

                  "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the L/C Guaranties, the Concentration Account Agreement, the Blocked Account Agreements, the Oversight Agreement, the Credit Card Agreements, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower, including, without limitation, a material adverse change in the business, operations, results of operations, assets, liabilities or condition since the date of the latest financial information submitted to Lenders on or before the Closing Date, and since the date of the latest financial information supplied hereunder or at any time as compared to the Business Plan attached hereto on the date of execution hereof, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the

Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

                  "Maturity Date" means the date on which the Commitment expires, which shall be the earliest of (i) March 23, 2001, (ii) the effective date of a Reorganization Plan that has been confirmed by an order of the Bankruptcy Court, and (iii) the date which is thirty (30) days after the date of the Interim Order in the event that the Final Order shall not have been entered on or before such date, provided that the Lender Group may, in its sole discretion, agree to an extension of the Maturity Date.

                  "Maximum Revolving Amount" means $50,000,000.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), and chattel paper.

                  "Net Retail Liquidation Value" means the appraised liquidation value of Eligible Inventory less liquidation expenses as reasonably determined in good faith by Agents from time to time.

                  "Nonpriority Professional Expenses" means the fees, costs and expenses of professionals for services rendered in connection with the investigation or assertion of or joinder in any claim, counterclaim, action, adversary proceeding, application, motion, objection, defense or other proceeding or contested matter, the purpose of which is to seek or the result of which would be to obtain any order, judgement, determination, declaration or similar relief (i) invalidating, setting aside, avoiding or subordinating, in whole or part, any of the Obligations or any payments thereof, or the Agent's and the Lenders' Super-Priority Claim with respect thereto or any of the Liens in favor of the Lender Group securing any of the Obligations, (ii) staying, preventing, hindering, defending against or otherwise delaying, whether directly or indirectly, the Agent's collection of any of the Obligations, the Agent's and the Lenders' assertion, enforcement or realization of their Super-Priority Claim or any Lien, right of set-off or other direct or indirect security for any of the Obligations, or the Agent's or any Lender's exercise or enforcement of any right or remedy which it may have under any of the Loan Documents, applicable non-bankruptcy law, or otherwise (including but not limited to any motion to impose a stay, or any opposition to any motion by the Agent or any Lender to lift a stay, in respect of any such assertion, enforcement, realization, exercise or enforcement by the Agent or such Lender),
(iii) seeking entry of an order authorizing the Borrower to utilize the cash proceeds of the Collateral without the Agent's prior written consent, or (iv) except in the case of manifest error by the Agent or, as the case may be, any Lender, objecting to the amount or method of calculation by the Agent or such Lender of the Obligations or any accounting rendered by the Agent or such Lender with respect to any of the Obligations.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "One Turn State" means any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior to or subsequent to the subject asset's coming onto the demised premises.

                  "Orders" means the Interim Order and the Final Order.

                  "Originating Lender" has the meaning set forth in Section 15.1(e).

                  "Overadvance" has the meaning set forth in Section 2.6.

                  "Oversight Agent" means Paragon Capital LLC, a Delaware limited liability company, solely in its capacity as oversight agent for the Agent under the Oversight Agreement, or such other "oversight agent" designated by Agent.

                  "Oversight Agreement" means that certain Oversight Agent Agreement, of even date herewith, among Agent, Lenders, Borrower and Oversight Agent.

                  "Parent" means Factory Card Outlet Corporation, a Delaware corporation.

                  "Participant" has the meaning set forth in Section 15.1(c).

                  "Pay-Off Letter" means a letter or order of the Bankruptcy Court, in either instance in form and substance reasonably satisfactory to Agent, from the Existing Lenders respecting the amount necessary to repay in full all of the Prepetition Bank Debt owing to the Existing Lenders and obtain a termination or release of all of the Liens existing in favor of either of the Existing Lenders in and to the properties or assets of Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "Permitted Liens" means (a) Liens held by the Lender Group,
(b) valid, perfected and otherwise unavoidable Liens existing on the Filing Date (other than Liens of the Existing Lenders), (c) Liens for unpaid taxes that are not yet due and payable, (d) Liens set forth on Schedule P-1, (e) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under Capital Leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and (k) Liens otherwise approved in writing by the Agent, provided that any Lien existing on the Filing Date resulting from the non-payment of taxes or other governmental charges shall be a Permitted Lien only if: (i) after creating a reserve in the amount of such Lien, there shall remain postive Availability hereunder; and (ii) the sum of the aggregate amount secured by such Lien plus the aggregate amount secured by all other Liens resulting from the non-payment of taxes or other governmental charges is no more than $1,000,000.

                  "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                  "Prepetition Bank Debt" means all Indebtedness under the Prepetition Credit Agreement.

                  "Prepetition Credit Agreement" means collectively (i) the Loan and Security Agreement among the Borrower and the Existing Lenders, dated January 30, 1998, as amended and in effect as of the Filing Date and (ii) the Term Loan and Security Agreement dated July 11, 1998, among the Borrower and the Existing Lenders.

                  "Priority Professional Expenses" means allowed and unpaid fees, costs and reasonable expenses of professionals retained in the Case pursuant to Section 327 and 1103 of the Bankruptcy Code consisting of attorneys, accountants and consultants retained by the Borrower or the Creditors' Committee, but excluding Nonpriority Professional Expenses..

                  "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                  "Real Property" means any fee or leasehold estates or interests in real property now owned or hereafter acquired by Borrower.

                  "Real Property Collateral" means all net proceeds realized upon any sale, assignment or other disposition of (a) the Borrower's fee or leasehold interests in the parcel or parcels of real property and the related improvements thereto including but not limited to those identified on Schedule R-1, and (b) any Real Property hereafter acquired or leased (to the extent of the Borrower's leasehold interest therein) by Borrower.

                  "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution. "Reference Rate Loans" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

                  "Reference Rate Margin" means the applicable Reference Rate Margin determined in accordance with Section 2.7.

                  "Reorganization Plan" means a plan or plans or reorganization in the Case.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, Agents, together with such other Lenders whose Pro Rata Shares together with the Agents aggregate 66.66% or more of the Commitments.

                  "Reserves" means all (if any) Availability Reserves, Inventory Reserves and any other reserves which may be established under this Agreement.

                  "Reserve Percentage" means and refers to, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Foothill (or its Affiliates) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Foothill or its Affiliates.

                  "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                  "Settlement" has the meaning set forth in Section 2.1(i)(i).

                  "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

                  "Special Sub-Line Advances" has the meaning set forth in
Section 2.1(a)(ii).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Super-Priority Claim" means a claim against the Borrower or its estate in the Case which is an administrative expense claim having priority over (i) any and all allowed administrative expenses and (ii) unsecured claims now existing or hereafter arising including, without limitation, administrative expenses of the kind specified in Section 503(b), 506(c) (exclusive of the Carve
Out) or 507(b) of the Bankruptcy Code.

                  "Voidable Transfer" has the meaning set forth in Section 15.8.

                  "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.


2.       LOAN AND TERMS OF PAYMENT.

         2.1 Revolving Advances.

                  (a)(i) Subject to the terms and conditions of this Agreement, from the Closing Date until but not including the Maturity Date, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit), less (B) the sum of (aa) 50% (or such other percentage as may from time to time equal the inverse of the inventory advance rate) of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit, and (bb) freight and duty charges and taxes applicable thereto, less
(C) the aggregate amount of Availability Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                                    (y) the lowest of (i) the Maximum Revolving
                  Amount, (ii) 50% of the value of Eligible Inventory (determined in accordance with the definition thereof), and
                  (iii) 70% of the Net Retail Liquidation Value of the Eligible Inventory, minus

                                    (z) the aggregate amount of reserves, if
                  any, established by Agent under Sections 2.1(b), 6.14 and 10 plus, at all times prior to delivery of the Nardella & Taylor audit referred to in Section 3.3(d) below, $5,000,000.

                  (a)(ii) Special Sub-Line Advances. The term "Borrowing Base" shall also include amounts available in respect of the Special Sub-Line Advances in accordance with Section 2.1(a)(ii). Subject to the terms and conditions of this Agreement, each Lender agrees to make special sub-line advances ("Special Sub-Line Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to 10% of the Cost value of Eligible Inventory;

         provided, however, that, except as expressly set forth in the next succeeding sentence, in no event will Advances (on a combined basis under Sections 2.1(a)(i)(y) and 2.1(a)(ii)) exceed 82.5% of the Net Retail Liquidation Value of Eligible Inventory. Notwithstanding the foregoing, the Lenders agree that during (i) the 45-day period commencing on the Closing Date, and (ii) the period from July 1, 1999 through September 15, 1999, Advances (on a combined basis under Sections 2.1(a)(i)(y) and 2.1(a)(ii)) shall not exceed 87.5% of the Net Retail Liquidation Value of Eligible Inventory.

                  (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Agent may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

                  (c) The Lender shall have no obligation to make Advances hereunder to the extent they would cause the aggregate amount of Advances to exceed the Maximum Revolving Amount. Amounts borrowed pursuant to this Section
2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (d) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Funding Date if such advance is for $5,000,000 or less and is to accrue interest at the applicable Reference Rate or no later than 10:00 a.m. (California time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) and is to accrue interest at the applicable Reference Rate, or no later than 10:00 a.m. (California time) on the Second Business Date preceding the Funding Date if such Advance (regardless of amount) is to accrue interest at the applicable Eurodollar Rate), in any event such request to specify (i) the amount of the requested Advance; (ii) the requested Funding Date of such Advance; (iii) whether the Advance is to constitute a Eurodollar Rate Loan or a Reference Rate Loan; and (iv) if such Advance is to constitute a Eurodollar Rate Loan, the requested Interest Period therefor.

                  (e) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, the Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of Section 2.1(g).

                  (f) Making of Advances.

                           (i)      In the event that the Agent shall elect to
have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), the Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 p.m. (California time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, the Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Agent to the Designated Deposit Account; provided, however, that, subject to the provisions of Section 2.1(l), the Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                           (ii)     Unless Agent receives notice from a Lender
on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding

Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.

                           (iii)    Agent shall not be obligated to transfer to
a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder.

                  (g) Making of Agent Loans.

                           (i)      In the event the Agent shall elect to have
the terms of this Section 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Deposit Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), the Agent shall not make any Agent

Loan if the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                           (ii)     The Agent Loans shall be secured by the
Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.7.

                  (h) Agent Advances.

                           (i)      Agent hereby is authorized by Borrower and
the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

                           (ii)     Agent Advances shall be repayable on demand
and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7.

                  (i) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, the Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                           (i)      The Agent shall request settlement
("Settlement") with the

Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and
(2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 1:00 p.m (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to such account of the Agent as the Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances. Such amounts made available to the Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                           (ii)     In determining whether a Lender's balance of
the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the closing fee payable by Borrower under Section 2.12(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any

Lender as part of a Settlement.

                           (iii)    Between Settlement Dates, the Agent, to the
extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, the Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Agent or the Lenders, as applicable.

                  (j) Notation. The Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to the Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (k) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (l) Overadvances. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to
Section 2.1(h)(i)(2)(C). If the conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrower such failure of condition notwithstanding, so long as, at any time, (i) either (A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $5,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the

Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolving Amount. The foregoing provisions are for the sole and exclusive benefit of the Agent and the Lenders and are not intended to benefit Borrower in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                  In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  Each Lender shall be obligated to settle with Agent as provided in Section 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

         2.2 Letters of Credit.

                  (a) Agreement to Issue L/C Guaranties; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to guaranty letters of credit issued by an Issuing Bank for the account of the Borrower (each, an "L/C"), each such guaranty being referred to herein as an "L/C Guaranty." The Agent shall have no obligation to issue an L/C Guaranty
(x) at any time during the pendency of a Default or Event of Default, or (y) if, after giving effect to the issuance of such L/C Guaranty:

                           (i) the sum of 50% (or such other percentage as may
from time to time equal the inverse of the inventory advance rate) of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit plus 100% of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans); or

                           (ii) the aggregate amount of all undrawn or
unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans); or (y) $5,000,000; or

                           (iii) the outstanding Obligations would exceed the
Maximum Revolving Amount.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guaranties. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7.

                  (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                  (c) Supporting Materials. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

                  (e) Indemnification. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                  (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                           (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                           (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g) Participations.

                           (i)      Purchase of Participations.  Immediately
upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (ii)     Documentation.  Upon the request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                           (iii)    Obligations Irrevocable.  The obligations of
each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                    (A) any lack of validity or enforceability
                           of this Agreement or any of the other Loan Documents;

                                    (B) the existence of any claim, setoff,
                           defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                    (C) any draft, certificate, or any other
                           document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (D) the surrender or impairment of any
                           security for the performance or observance of any of the terms of any of the Loan Documents; or

                                    (E) the occurrence of any Default or Event
                           of Default.

         2.3      Reserved.

         2.4      Reserved.

         2.5      Payments.

                  (a)      Payments by Borrower.

                           (i)      All payments to be made by Borrower shall be
made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m.

(California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                           (ii)     Whenever any payment is due on a day other
than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                           (iii)    Unless Agent receives notice from Borrower
prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate or Eurodollar Rate, as applicable for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agent or any Lender by Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

         2.6 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1, 2.2 and 2.4 is greater than either the Dollar or percentage limitations set forth in Sections 2.1, 2.2 or 2.4 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.5(b).

         2.7 Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

                  (a)(i) Interest Rates. Except as provided in Section 2.7(c) below (x) all Reference Rate Loans shall accrue interest at a per annum rate equal to the then applicable Reference Rate plus the applicable Reference Rate Margin set forth in the following table (the "Reference Rate Margin"), and (y) all Eurodollar Loans shall accrue interest at a per annum rate equal to the Adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin set forth in the following table (the "Adjusted Eurodollar Rate Margin"):

                                                                                                     Adjusted
Borrower's EBITDA, determined using the Borrower's Audited Financial          Reference Rate      Eurodollar Rate
Statements for the Immediately Preceding Fiscal Year                              Margin              Margin
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to $15,000,001                                                 +.25%            +3.00%
-----------------------------------------------------------------------------------------------------------------
Greater than or equal to $11,000,001, but less than $15,000,001                      +.25%            +3.50%
-----------------------------------------------------------------------------------------------------------------
less than $11,000,001, but greater than $9,000,000                                   +.50%            +3.75%
-----------------------------------------------------------------------------------------------------------------
$9,000,000 or less                                                                    .75%            +3.75%
-----------------------------------------------------------------------------------------------------------------

During the period from the Closing Date through the first such date of adjustment, the Adjusted Reference Rate shall be a per annum rate equal to the Reference Rate plus .75%, and the Adjusted Eurodollar Rate shall be a per annum rate equal to the Eurodollar Rate plus 3.75%. All changes in the Adjusted Reference Rate and the Adjusted Eurodollar Rate shall be based solely upon computations using the Borrower's audited fiscal year-end financial results. Any such changes shall become effective as of the first Business Day after delivery to the Agent of the calculations which the Agent determines support such adjustment.

                  (a)(ii) Special Sub-Line Advances. All Special Sub-Line Advances shall accrue interest on the Daily Balance thereof at the per annum rate of 13%.

                  (b) L/C Guaranty. Borrower shall pay Agent, for the benefit of the Lender Group, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.75% per annum times the aggregate undrawn amount of all L/C Guaranties with respect to all Letters of Credit outstanding.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations shall bear interest at a rate equal to 2% above the rate otherwise accruing on such Obligations hereunder.

                  (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. The Agent shall be entitled without further order of the Bankruptcy Court, and Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder, provided, that Agent shall promptly deliver to Borrower a statement of any such charges. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) Computation. The Reference Rate as of the date of this Agreement is 7.75% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.8 Collection of Accounts.

                  (a) Borrower shall, promptly after the Closing Date, cause to remit all Collections on deposit with such depository directly to the Concentration Account via electronic funds transfer (including, but not limited to ACH transfers) on each Business Day. Borrower shall cause all cash received by Borrower at any retail store location to be deposited on a daily basis into any Blocked Account or, at Agent's option, any other bank account, THEREUPON to be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account. In addition, Borrower agrees that all Collections of any kind or nature received by Borrower from any source promptly upon receipt shall be deposited into any Blocked Account. With respect to such bank accounts that are Blocked Accounts, Borrower, Agent and the Blocked Account Banks shall enter into Blocked Account Agreements, which, among other things, with respect to all Blocked Accounts (other than the Concentration Account) will provide for all cash deposited into a Blocked Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) each Business Day to the Concentration Account. No Blocked Account Agreement or other arrangement contemplated in this Section 2.8(a) shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Blocked Account Agreement applicable to the Concentration Account, all amounts received in the Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

                  (b) Borrower shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Blocked Accounts and the other accounts listed on Schedule 5.17. All deposit accounts and investment accounts of Borrower and its Subsidiaries are listed on
Schedule 5.17.

         2.9 Crediting Payments; Application of Collections. The receipt of any amounts by Agent (whether from transfers to the Concentration Account Bank pursuant to the Concentration Account Agreement, or by any other Blocked Account Bank, pursuant to any Blocked Account Agreements, or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrower for 1 Business Day of "clearance" or "float" at the rate set forth in Section 2.7(a)(i) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 1

Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

         2.10 Designated Account. Agent and the Lender Group is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

         2.11 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Collection Account Bank, or Blocked Account Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

         2.12 Eurodollar Rate Loans. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  (a) Borrowing; Conversion; Continuation. Borrower may from time to time, on or after the Closing Date, request in a written or telephonic communication, with Foothill: (i) Advances to constitute Eurodollar Rate Loans (pursuant to Section 2.1(c)); (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed
funding date therefor each of the following conditions is satisfied: (v)      no
Event of Default exists;

                           (w) no more than five Interest Periods may be in
                  effect at any one time; (x) the amount of each Eurodollar Rate Loan borrowed, converted or continued must be in an amount not less than $1,000,000 and integral multiples of $100,000 in excess thereof;

                           (y) Foothill shall have determined that the Interest
                  Period or Adjusted Eurodollar Rate is available to Foothill and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

                           (z) Foothill shall have received such request at
                  least two Business Days prior to the proposed funding date therefor.

                  Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Foothill shall determine under Sections 2.12(a), 2.13 or 2.14 that such Eurodollar Rate Loans cannot be made or continued.

                  (b) Determination of Interest Period. By giving notice as set forth in Section 2.12(a), the Borrower shall have the option of selecting a 30 day, 60 day, or 90 day Interest Period (as applicable, the "Interest Period") for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions: (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                           (iii) if any Interest Period begins on the last Business Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iv) the Borrower may not select an Interest Period which expires later than the Maturity Date.

                  (c) Automatic Conversion: Optional Conversion by Foothill. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Foothill has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.12(a). Any Eurodollar Rate Loan shall, at Foothill's option, upon notice to Borrower, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement shall terminate, and Borrower shall pay to Foothill any amounts required by Section 2.16 as a result thereof.

         2.13 Illegality. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Foothill to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of Foothill hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and (b) Foothill's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow Foothill or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest

Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2. If circumstances subsequently change so that Foothill shall determine that it is no longer so affected, Foothill will promptly notify Borrower, and upon receipt of such notice, the obligations of Foothill to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

         2.14 Requirement of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by Foothill with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof

                           (i) shall subject Foothill to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement or any Advance, or change the basis of taxation of payments to Foothill in respect thereof (except for taxes covered by Section 2.15 and the establishment of a tax based on the net income of Foothill or changes in the rate of tax on the net income of Foothill);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances or other extensions of credit by, or any other acquisition of funds by any office of Foothill; or

                           (iii) shall impose on Foothill any other condition with respect to this Agreement or any Advance;

and the result of any of the foregoing is to increase the cost to Foothill, by an amount which Foothill deems to be material, of making, convening into, continuing, or maintaining Advances or to increase the cost to Foothill, by an amount which Foothill deems to be material, or to reduce any amount receivable hereunder in respect of Advances, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrower shall promptly pay Foothill, upon its demand, any additional amounts necessary to compensate Foothill for such increased cost or reduced amount receivable; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow Foothill or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If Foothill becomes entitled to claim any additional amounts pursuant to this Section 2.14, Foothill shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by Foothill to Borrower shall be conclusive in the absence of manifest error. If Borrower so notifies Foothill within 5 Business Days after Foothill notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.14, Borrower may convert all Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance the Section 2.12 and, additionally, reimburse Foothill for any cost in accordance with Section 2.16 This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

                  (b) If Foothill shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Foothill or any Person controlling Foothill with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on Foothill's or such Person's capital as a consequence of its obligation s hereunder to a level below that which Foothill or such Person could have achieved but for such change or compliance (taking into consideration Foothill's or such Person's policies with respect to capital adequacy) by an amount deemed by Foothill to be material, then from time to time, after submission by Foothill to Borrower of a prompt written request therefor, Borrower shall pay to Foothill such additional amount or amounts was will compensate Foothill or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amount payable hereunder for nine months following such termination and repayment.

         2.15 Taxes. (a) Except as provided below in this Section 2.15, all payments made by Borrower under this Agreement and any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Foothill hereunder or under any other Loan Documents, the amounts so payable to Foothill shall be increased to the extent necessary to yield to Foothill (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any other Loan Documents, provided, however, that Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to Foothill if Foothill fails or is unable to comply with the requirements of paragraph (b) of this Section 2.15. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Foothill a certified copy of a receipt therefor. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit the required evidence, Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable to the Agents, or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of all of the other Obligations.

                  (b) Each Lender that is not a United States Person (as defined in Section 7701 of the Internal Revenue Code) for federal income tax purposes ("Foreign Lender") agrees to furnish to Borrower, with a copy to the Agents, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service From 1001 and agrees (for the benefit of the Borrower and the Agents), to the extent it may lawfully do so at such times, to provide Borrower, with a copy to the Agents, a new Form 4224 or Form 1001 upon the expiration of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

Each person that shall become a Lender or Participant hereunder shall, upon the effectiveness of the related transfer, be required to provide all of the terms, certificates, and statements required pursuant to this Section 2.15; provided, however, that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were an assignee except that such Participant shall furnish all such required forms, certifications, and statements to the applicable Lender.

         2.16 Indemnity. Borrower agrees to indemnify Foothill and to hold Foothill harmless form any loss or expense which Foothill may sustain or incur as a consequence of (a) default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) default by Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expense (but excluding loss or margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to Foothill under this Section 2.16 shall be made as though Foothill had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period: provided, however, that Foothill may fund each of the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16. BORROWER ACKNOWLEDGES AND AGREES THAT IT SHALL BE THE SOLE RESPONSIBILITY OF BORROWER TO ENSURE THAT AMOUNTS REPAID TO THE LENDER DURING ANY INTEREST PERIOD DO NOT AT ANY TIME CAUSE THE OUTSTANDING PRINCIPAL AMOUNT OF ADVANCES TO BE LESS THAN THE PRINCIPAL AMOUNT OF ADVANCES ACCRUING INTEREST AT THE ADJUSTED EURODOLLAR RATE AT SUCH TIME. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

         2.17 Fees. Borrower shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                  (a) Origination Fee. On the Closing Date, a closing fee of $250,000 (the "Origination Fee"). Borrower acknowledges and agrees that the Origination Fee shall be fully earned on the Closing Date and that the Origination Fee will not be repaid to the Borrower, in whole or in part, under any circumstances;

                  (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to .375% per annum times the Average Unused Portion of the Maximum Revolving Amount;

                  (c) Annual Facility Fee. On each anniversary of the Closing Date, so long as this Agreement is in effect, an annual facility fee in an amount equal to .25% of the Maximum Revolving Amount (the "Annual Fee"), provided that, the Annual Fee shall be waived by the Lenders for any fiscal year if the Borrower's EBITDA for the immediately preceding fiscal year (calculated using the Borrower's audited financial statements for such preceding fiscal year) equaled or exceeded $11,000,001;

                  (d) Financial Examination, Documentation, and Appraisal Fees. For each of the respective sole accounts of Agents and, to the extent a Lender accompanies Agent under Section 4.6, such Lender: (i) a fee of $750 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent and any such Lender; (ii) the actual charges paid or incurred by Agents if they elect to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower or to appraise the Collateral; and (iii) the actual charges paid or incurred by Agents if they elect to employ the services of one or more third Persons to appraise the Collateral provided, that prior to the occurrence of an Event of Default, Borrowers shall not be responsible for more than 4 such audits per year, but after an Event of Default, such audits shall occur as frequently as deemed necessary by the Agents;

                  (e) Special Sub-Line Fee. For each month during which the Borrower requests any Special Sub-Line Advance, a Sub-Line Advance Fee in the amount of $5,000 to be allocated as set forth in the Oversight Agreement; and

                  (f) A collateral management fee of $7,000 per month payable on the first day of each month to be allocated as set forth in the Oversight Agreement.


3.       CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Initial Advance and the Initial Letter of Credit Guaranty. The obligation of the Lender Group to make the initial Advance or to issue any L/C Guaranty is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Interim Order shall have been entered by the Bankruptcy Court and shall be in full force and effect and not been reversed, modified, stayed or amended;

                  (b) Agent shall have received each of the Loan Documents, duly executed, and each such document shall be in full force and effect:

                  (c) Agent shall have received the Pay-Off Letter;

                  (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (g) Reserved;

                  (h) Reserved;

                  (i) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel;

                  (k) Agent shall have received a satisfactory physical inventory count for the fiscal year ended in January, 1999;

                  (l) Agent shall have received satisfactory updated financial projections and shall have received and approved the Business Plan;

                  (m) Borrower shall have, after giving effect to Advances to be made on the Closing Date, Availability of at least $10,000,000 (without giving effect to the $5,000,000 reserve set forth in Section 2.1(a)(i)(z)).

         3.2 Conditions Precedent to all Advances and all L/C Guaranties. The following shall be conditions precedent to all Advances and L/C Guaranties hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group or any of their Affiliates;

                  (d) the amount of any requested Advance or Letter of Credit shall not exceed Availability at such time; and

                  (e) The Interim Order shall be in full force and effect and not been reversed, modified or amended in any respect, provided that prior to the earlier to occur of (i) the date which is 30 days after the date of the Interim Order and (ii) the time of the making of any Advances the amount of which, when added to the principal amount of all Advances then outstanding, would exceed the aggregate amount thereof which was authorized by the

Bankruptcy Court in the Interim Order for Advances, the Bankruptcy Court shall enter a final order (the "Final Order") authorizing and approving this Agreement pursuant to Section 364(c) of the Bankruptcy Code and Bankruptcy Rule 4001, in form and substance satisfactory to the Agent and the Lenders and their respective counsel, and the Final Order shall be in full force and effect, and shall not have been reversed, modified or amended in any respect. If either the Interim Order or the Final Order is the subject of a pending appeal in any respect neither of such Orders, the making of the Advances, or the performance by the Borrower or any of its obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal. The Borrower and the Agent and the Lenders shall be entitled to rely in good faith upon the Orders notwithstanding objection thereto or appeal therefrom by an interested party. The Borrower and the Agent and the Lenders shall be permitted and required to perform their respective obligations in compliance with this Agreement notwithstanding any such objection or appeal unless the relevant Order has been stayed by a court of competent jurisdiction.

         3.3 Conditions Subsequent. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) Within 30 days of the Closing Date, deliver to Agents the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.9, the form and substance of which shall be satisfactory to Agents and their counsel;

                  (b) Reserved;

                  (c) Within 60 days of the Closing Date, provide all such assistance as may be necessary to enable the Agents or their representatives to complete an inventory appraisal, with inventory appraisals to be conducted and updated from time to time thereafter in the Agent's reasonable discretion;

                  (d) Prior to entry of the Final Order, the Agents shall have received a satisfactory written report from Nardella & Taylor setting forth such financial analyses and field examinations (i.e., audits) of Borrower as may be required by the Agents;

                  (e) Within 30 days of the Closing, the Agents shall have received the Parent's audited financial statements for the fiscal year ended in January, 1999;

                  (f) Within 10 days of the Closing, Agents shall have received Collateral Access Agreements relating to the Borrower's chief executive offices and main distribution center;

                  (g) Within 5 Business Days of the Closing, Agent shall have received proof of the mailing, to each depository institution with which any DDA is maintained, of notification (in form satisfactory to Agent) of the Lender Group's interest in such DDA; and

                  (h) Within 10 days of the Closing, Agent shall have received UCC termination statements and other documentation evidencing the termination by the Existing Lenders of their Liens in and to the properties and assets of Borrower and the Parent and such other evidence as may be satisfactory to the Agents in their reasonable good faith discretion that the Liens of the Lenders are first priority Liens, subject only to Permitted Liens

         3.4 Term. This Agreement shall become effective upon the Closing Date and shall continue in full force and effect for a term ending on the Maturity Date, provided that the Lender Group, in its sole discretion, may extend the Maturity Date for successive 1 year periods, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this Agreement immediately and without notice (except such notice as may be required by the Bankruptcy Code) upon the occurrence and during the continuation of an Event of Default.

         3.5 Effect of Termination. On the Maturity Date, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

         3.6 Early Termination by Borrower. The Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (x) 2% of the Maximum Revolving Amount during the period from the Closing Date through the first anniversary of the Closing Date and, (y) 1% of the Maximum Revolving Amount during the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date provided, however, that no Early Termination Premium payment shall be due in connection with payment in full of the Obligations on the Maturity Date.

         3.7 Termination Upon Event of Default. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.


4.       CREATION OF SECURITY INTEREST;  PRIORITY, LIENS, ETC.

         4.1 Grant of Security Interest. Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral and the Real Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Personal Property Collateral and the Real Property Collateral shall attach to all Personal Property Collateral and Real Property Collateral without further act on the part of the Lender Group or Borrower. Except for the sale of Inventory to buyers in the ordinary course of business, or as otherwise expressly provided herein or in the Business Plan, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

         4.2 Super-Priority Claims and Collateral Security. The Borrower hereby represents, warrants and covenants that, upon entry of the Interim Order or the Final Order, whichever first occurs, (a) the Obligations shall at all times constitute a Super-Priority Claim having priority, pursuant to Section 364(c)(1), subject only to the Carve Out, and (b) pursuant to Section 364(c)(2) and (3) of the Bankruptcy Code and the Loan Documents, the Obligations shall at all times be secured by the perfected Liens of the Lender Group upon the Collateral, subject, however, to (i) Permitted Liens, and (ii) the Carve Out. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay, as and when the same become due and payable, administrative expenses of the kind specified in 11 U.S.C. Section 503(b) incurred in the ordinary course of business of the Borrower, and compensation and reimbursement expenses allowed and payable under 11 U.S.C.
Section 330 and 11 U.S.C. Section 331.

         4.3 Collateral Security Perfection. The Borrower agrees to take all action that the Agents or any Lender may reasonably request as a matter of nonbankruptcy law to perfect and protect the Lender Group's Liens upon the Collateral and for such Liens to obtain the priority therefor contemplated hereby, including, without limitation, executing and delivering such financing statements, providing such notices and assents of third parties, obtaining such governmental approvals and providing such other instruments and documents in recordable form as the Agents or any Lender may reasonably request.

         4.4 No Discharge; Survival of Claims. The Borrower agrees that unless the Obligations have been paid in full, (i) the Obligations shall not be discharged by the entry of an order confirming a Reorganization Plan (and the Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge), (ii) the Super-Priority Claim granted to the Agent and Lenders pursuant to the Orders and the Liens granted to the Agent and Lenders pursuant to the Orders and the Loan Documents shall not be affected in any manner by the entry of an order confirming a Reorganization Plan and (iii) the Borrower shall not propose or support any Reorganization Plan that is not conditioned upon the payment in full in cash, on or prior to the earlier to occur of (A) the effective date of such Reorganization Plan and (B) the Maturity Date, of all of the Obligations, and, with respect to Obligations arising pursuant to Section 11 of this Agreement after such date, thereafter for the payment in full of such Obligations in cash when due and payable.

         4.5 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

         4.6 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

         4.7 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, control agreements, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.8 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as

Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.47, sign the name of Borrower on any of the documents described in Section 4.47, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) [reserved], (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, subject to any necessary Bankruptcy Court approval , make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, subject to any necessary Bankruptcy Court approval , settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

         4.9 Right to Inspect; Inventories, Appraisals, Audits. Agents (through any of their officers, employees, or agents), and together with any Lender that so elects shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

                  (a) Agents at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower.

                  (b) Agents may, from time to time, obtain or conduct (in all events, at Borrower's expense) financial based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to Agents and following such methodology as may be required by Agents each of which physical counts and/or financial based inventories shall be observed by Borrower's accountants. Agents will require Borrower to conduct (i) one such count and/or inventory during each 12 month period during which this Agreement is in effect, but in its discretion, may undertake additional such counts or inventories during such period provided, that if an Event of Default shall occur, Agents may require Borrower to conduct such counts and/or inventories as frequently as deemed necessary by Agents. The draft or unaudited results of all inventories or counts shall be furnished to Agents within ten (10) Business Days of the date on which the data from such inventories or counts is received by the Borrower.

                  (c) Agents may, on a quarterly basis prior to the occurrence of an Event of Default, and as often as deemed necessary by Agents after the occurrence of an Event of Default, obtain or conduct (in all events, at Borrower's expense) appraisals conducted by such appraisers as are satisfactory to Agents.

                  (d) Agents contemplate conducting commercial finance audits (in each event, at the Borrower's expense) of Borrower's books and records.

                  (e) Agents from time to time (in all events, at Borrower's expense) may undertake "mystery shopping" (so-called) visits to all or any of Borrower's business premises. Agents shall provide Borrower with a copy of any non-company confidential results of such mystery shopping upon Borrower's written request.


5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or L/C Guaranty, made thereafter, as though made on and as of the date of such Advance or L/C Guaranty, Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens. To the Borrower's knowledge, except as set forth on Schedule P-1, there are no Liens on the Collateral, including any Liens arising from the non-payment of taxes or other governmental charges.

         5.2 Reserved.

         5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects.

         5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on
Schedule 6.11 or otherwise permitted by Section 6.11.

         5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's Cost therefor.

         5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 36-338-7269.

         5.8 Due Organization and Qualification; Subsidiaries.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

                  (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.9 Due Authorization; No Conflict.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                  (b) Subject to the entry of the Interim Order or the Final Order, whichever occurs first, the execution, delivery, and performance by Borrower of this Agreement and the

Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than entry of the Interim Order and the Final Order, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) Upon entry of the Interim Order and the Final Order, this Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (e) The Liens granted by Borrower to Agent (for the benefit of the Lender Group) in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 Litigation. Except with respect to the Case, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, would not cause a Material Adverse Change.

         5.11 No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. Except for the commencement of the Case (and the events causing same), there has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements and the Business Plan submitted to the Lender Group on or before the Closing Date.

         5.12 Reserved.

         5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14 Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 Licenses. Each license, distributorship, franchise, and similar agreement issued to, or to which Borrower is a party is in full force and effect. Except for the commencement of the Case no party to any such license or agreement is in default or violation thereof. Except as otherwise disclosed to the Agent in writing, Borrower has not received any notice or threat of cancellation of any such license or agreement.

         5.16 Leases. Schedule 5.16 is a schedule of all presently effective Leases and Capital Leases. Each of such Leases and Capital Leases is in full force and effect. The Borrower has made all rental payments due under all Leases set forth on such Schedule 5.16

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

except as expressly set forth on such Schedule. With respect to certain Leases set forth on Schedule 5.16A, the Borrower has entered into an agreement with the lessor amending its payment schedule (each a "Lease Amendment Agreement").
Schedule 5.16A sets forth (i) a complete list of all Leases with respect to which the Borrower has entered into a Lease Amendment Agreement, (ii) the number of months for which rent has not been paid at any Lease location (regardless of whether Borrower has entered into a Lease Amendment Agreement for such location) and, (iii) the aggregate amount owed to the lessor (including but not limited to accrued but unpaid percentage rent) under each such Lease as of the date hereof. Complete copies of each of the Lease Amendment Agreements have been delivered by Borrower to the Agents. Except for the commencement of the Case, no party to any such Lease or Capital Lease or Lease Amendment Agreement is in default or violation of any such Lease or Capital Lease or Lease Amendment Agreement and, except as otherwise disclosed to the Agent in writing, Borrower has not received any notice or threat of cancellation of any such Lease or Capital Lease or Lease Amendment Agreement . The Borrower hereby authorizes Agent at any time and from time to time to contact any of Borrower's landlords in order to confirm Borrower's continued compliance with the terms and conditions of the Lease(s) or Lease Amendment Agreement between Borrower and that landlord and to discuss such issues, concerning Borrower's occupancy under such Lease(s), as Agent may determine.

         5.17 DDAs.

                  (a) Schedule 5.17 sets forth all present DDAs, and includes, with respect to each depository (i) the name and address of that depository and
(ii) the account number(s) of the account(s) maintained with such depository.

                  (b) Borrower will not establish any DDA hereafter unless Borrower, contemporaneous with such establishment, delivers to Agent an agreement (in form satisfactory to Agent) executed on behalf of the depository with which such DDA is being established.

         5.18 Credit Card Receipts. Schedule 5.18 sets forth all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower. Borrower shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and subject to compliance with its obligations under the Bankruptcy Code, Borrower shall do all of the following:

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

         6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows accurate current stock, cost and sales records of Inventory, that accurately and sufficiently itemizes and describes the kinds, types and quantities of Inventory and the cost and selling prices thereof, and that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 Collateral and Financial Reporting. Provide Agent, or such other party as Agent shall designate (including, without limitation, the Oversight Agent) with the following documents at the following times in form satisfactory to Agent:

                  (a) Borrowing Base Certificate. Borrower shall provide to Agent, daily, a Borrowing Base Certificate (in the form of Exhibit D-1, as such form may be revised from time to time by Agent), provided, that until the occurrence of an Event of Default, the inventory information on the Borrowing Base Certificate shall be updated weekly. Such Certificate may be sent to Agent by facsimile transmission, provided that, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be requested by Agent from time to time.

                  (b) Weekly Reports. Weekly, not later than the third Business Day of each week, for the immediately preceding fiscal week:

                           (i) collateral activity summary (the so-called "roll forward inventory report");

                           (ii) "flash sales" by store (Borrower's format in use on the Closing Date is acceptable); and

                           (iii)    daily forecasted cash worksheet.

                  (c)      Monthly Reports.

                           (i) Monthly, Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):

                                    (A)     Within 15 days of the end of each
                                            month for the immediately preceding
                                            month, a merchandise-only stock
                                            ledger.

                                    (B)     Within 30 days of the end of each
                                            month for the immediately preceding
                                            month:

                                            (1)      inventory certificate;

                                            (2)      inventory reconciliation to
                                                     general ledger;

                                            (3)      financial statements
                                                     including balance sheet,
                                                     income statement
                                                     (consolidated and by
                                                     store), cash flow report
                                                     and comparison of actual
                                                     same store sales against
                                                     plan;

                                            (4)      accounts payable aging;

                                            (5)      statement of store
                                                     activity;

                                            (6)      open to buy/inventory on
                                                     order;

                                            (7)      inventory and gross margin
                                                     reconciliation to general
                                                     ledger;

                                            (8)      rent, tax and insurance
                                                     compliance certificate;

                                            (9)      purchases and accounts
                                                     payable aging report for
                                                     top 5 vendors;

                                            (10)     aged accounts payable;

                                            (11)     rent, tax and insurance
                                                     compliance certificate; and

                                            (12)     top vendor matrix and
                                                     purchases.

                           (ii) For purposes of Section 6.2(c)(i)(A), above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be March, 1999 and for purposes of Section 6.2(c)(i)(B) above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be February, 1999.

                  (d) Quarterly Reports. Quarterly, within 45 days following the end of each

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

of Borrower's fiscal quarters, Borrower shall provide to Agent an original counterpart of a management prepared financial statement of Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the period from the beginning of Borrower's and its Subsidiaries' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders' equity, and cash flow report and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

                  (e)      Annual Reports.

                           (i)      In addition to the monthly reports required
under this Section 6.2 annually, as soon as practicable following submission to the Securities and Exchange Commission, but in any event within 120 days following the end of Parent's and its Subsidiaries' fiscal year, Borrower shall deliver to Agent an original signed counterpart of Parent's and its Subsidiaries' annual financial statement, on a consolidated and consolidating basis, which statement shall have been audited by, and bear the unqualified opinion of Parent's independent certified public accountants reasonably acceptable to Agent (i.e. said statement shall be "certified" by such accountants) certifying that such statements have been prepared in accordance with GAAP and without any explanatory paragraphs or other qualifying paragraphs, together with (x) a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default, and (y) a copy of such accountant's letter to Parent's audit committee. Such annual statement shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, profit and loss statement, income statement of changes in shareholders' equity, and cash flows. Together with the above, Parent also shall deliver to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent with the Securities and Exchange Commission as soon as the same are filed, any press releases of Parent, and any other information that is provided by Parent to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower and its Subsidiaries. Prior to the Closing Date, Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower and Parent hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's and its Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to Agent any information they may have regarding Borrower's and its Subsidiaries' business affairs and financial condition.

                           (ii)     Each annual statement shall be accompanied
by such accountant's
certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

                  (f) Officers' Certificates. Borrower shall cause Borrower's chief financial or accounting officer to provide a Compliance Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Compliance Certificate shall:

                           (i) indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of Borrower and its Subsidiaries at the close of, and the results of Borrower's and its Subsidiaries' operations and cash flows for, the period(s) covered, subject, however (with the exception of the certificate which accompanies such annual statement) to year end adjustments;

                           (ii) indicate either that (i) no Default or Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by Borrower to be taken on account thereof;

                           (iii) include calculations concerning Borrower's compliance (or failure to comply) at the date of the subject statement with the covenant included in Sections 7.20 through 7.22;

                           (iv) indicate that all rent and percentage rent or other additional rent due under all Leases has been paid or, if not paid, exceptions to be broken down by store locations and per store unpaid amounts; and

                           (v) indicate that premiums for insurance required under Section 6.9 have or have not been paid.

                  (g) Additional Financial Information.

                           (i)      In addition to all other information
required to be provided pursuant to this Section 6.2, Borrower promptly shall provide to Agent such other and additional information concerning Borrower, any Subsidiary of Borrower, and any guarantor of the Obligations, the Collateral (and other collateral securing repayment of the Obligations), the operation of Borrower's and its Subsidiaries' business, and Borrower's and its Subsidiaries' financial condition, including original counterparts of financial reports and statements, as Agent may from time to time reasonably request from Borrower.

                           (ii)     Borrower may provide Agent, from time to
time hereafter, with updated Business Plans. In all events, Borrower, not later than 15 days prior to the end of each of Borrower's fiscal years, shall deliver to agent an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and the final Business Plan within 45 days of the end of Borrower's fiscal year. In each event, such updated and extended Business Plans shall be provided in the same form as that provided to and approved by Borrower's Board of Directors and reasonably satisfactory to Agent.

                  (h) Reserved.

                  (i) Pleadings and Reports. Promptly upon filing or provision thereof, copies of all pleadings, notices, order and other papers (including each monthly status report) filed in or issued by the Bankruptcy Court in the Case and copies of all reports provided to the Creditors' Committee or filed with the United States Trustee in connection with the Case.

         6.3 Tax Returns. Make available to Agent copies of each of Parent's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

         6.4 Reserved.

         6.5 Reserved.

         6.6 Title to Equipment. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.7 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.8 Post- Petition Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, arising after the Petition Date and imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

         6.9 Insurance.

                  (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All hazard insurance and such other insurance as Agent shall specify, shall contain a mortgagee endorsement or equivalent satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as loss payee thereof, as its interests may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.9 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral or any of Borrower's other business premises for purposes more hazardous than permitted by the terms of such policy, (ii) any change in title or ownership of the Borrower's business premises or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                  (c) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses in excess of $150,000 payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                  (d) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.9, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

         6.10 No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.11 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 6.11; provided, however, that Borrower may amend Schedule 6.11 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected (the Lien of Agent for the benefit of the Lender Group), security interests in such assets and also provides to Agent a Collateral Access Agreement.

         6.12 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

         6.13 Employee Benefits.

                  (a) Deliver to Agent: (i) promptly, and in any event within 10 Business

Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

         6.14 Leases. Pay when due all rents and other amounts payable under any Leases to which Borrower is a party or by which Borrower's properties and assets are bound (including payments under any Lease Amendment Agreements) that arise after the commencement of the Case or as otherwise required by the Bankruptcy Code and/or the Bankruptcy Court. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its Leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

         6.15 Year 2000 Compliance. Borrower will at all times from and after July 31, 1999 be Year 2000 Compliant.

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

         6.16 Advertising. At the request of Agent, Borrower shall provide Agent with copies of all advertising (including copies of all print advertising and duplicate tapes of all video and radio advertising).

         6.17 Cycle Count Program. Maintain and adhere to a cycle count program
(i) as reflected on pages 1 and 2 of Schedule 6.17 hereto, (ii) implement as soon as practicable an acceptable cycle count program which is consistent with historical practices of the Borrower with respect to the vendors listed on page 3 of Schedule 6.17, and (iii) continue (consistent with historical practices) the current cycle count program at the Borrower's main distribution center no less frequently than quarterly.

         6.18 Offers To Purchase. Promptly upon Borrower's receipt thereof, deliver to the Agent copies of all offers, letters of intent, purchase and sale agreements or other material documentation evidencing an offer to purchase all or a part of the Borrower's assets, Inventory or business (other than sales of Inventory in the ordinary course of business) for a specified price or on specific terms, but excluding unsolicited broker letters which do not relate specifically to the Borrower or its assets, but are in the nature of mass-mailed broker advertising.

         6.19 Store Closings; Unexpired Leases. Obtain the prior written consent of the Agents before closing any store location or making any motion to reject any unexpired lease of real property, provided, that subject to the prior approval of the Agents of the Business Plan which incorporates the projected effect of the stores to be closed, the Borrower may close up to 25 stores.

         6.20 Avoidance of Statutory Liens. Upon request of Agents, Borrower shall seek approval of the Bankruptcy Court under Section 545 of the Bankruptcy Code to avoid the fixing of a statutory lien on property of the Borrower.


7.       NEGATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Orders; (ii) a priority claim for any administrative expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in Section 503(b), 506(c) (exclusive of the Carve
Out) or 507(b) of the Bankruptcy Code) equal or superior to the priority claim of the Agent and the Lenders in respect of the Obligations, except for the

Carve Out; and (iii) any Lien on any Collateral, having a priority equal or superior to the Liens in favor of the Agent and the Lenders in respect of the Obligations, except for Permitted Liens.

         In addition, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and subject to compliance with the Bankruptcy Code, Borrower will not do any of the following:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                  (b) Indebtedness in existence on the Filing Date;  and

                  (c) Indebtedness secured by Permitted Liens.

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

         7.3 Reserved.

         7.4 Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than (i) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted and sales of Inventory or other assets described in the Business Plan or otherwise on terms approved in writing by Agents in connection with store closings consented to by Agents, which consent shall not be unreasonably withheld, (ii) sales of obsolete or unusable assets of the Borrower for an aggregate amount not to exceed $250,000 in any fiscal year without the consent of the Agents, such consent not to be unreasonably withheld, and (iii) other sales of obsolete or unusable assets of the Borrower if proceeds of such sales are promptly reinvested by Borrower in similar replacement assets.

         7.5 Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

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

         7.7 Nature of Business. Make any change in the principal nature of Borrower's business.

         7.8 Prepayments and Amendments.

                  (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement and as permitted by Section 7.17.

                  (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale (except for Borrower's customary return policy applicable to the return of inventory purchased by Borrower's retail customers in the ordinary course of Borrower's business), or have possession of any property on consignment to Borrower.

         7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

         7.12 Accounting Methods. Except as required by GAAP, modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.

         7.13 Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

         7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to

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

exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, except for up to $100,000 in the aggregate for loans to employees in the ordinary course of business and except for up to $4,000,000 annually on an accounting (i.e., non-cash) basis in respect of royalty payments to Parent consistent with past practice.

         7.15 Suspension. Suspend or go out of a substantial portion of its business.

         7.16 Reserved.

         7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (i) on the Closing Date, (y) to repay in full the Prepetition Bank Debt owing to the Existing Lenders, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, solely for the purposes and at the times set forth in the Business Plan.

         7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

         7.19 No Prohibited Transactions Under ERISA.  Directly or indirectly:

                  (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                  (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

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

                  (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                  (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                  (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $250,000.

         7.20 Financial Covenants. Fail to maintain:

                  (a) EBITDA. (i) For the period from the beginning of the Borrower's current fiscal year to the end of each month (each a "Test Period") through January, 2000, commencing with the Test Period ending July 3, 1999, maintain EBITDA of at least 85% of projected EBITDA for the Test Period as set forth in the Business Plan; and (ii) commencing February, 2000 and as of the last day of each month thereafter, maintain EBITDA for the rolling period of 12 consecutive months then ended of at least 85% of projected EBITDA for such period of 12 consecutive months as set forth in the applicable Business Plan(s).

         7.21 Retail Performance Covenants. Fail to observe or comply with each of the financial and inventory covenants set forth on Schedule 7.21.

         7.22 Capital Expenditures. Make capital expenditures in any fiscal year in excess of $5,000,000.

         7.23 Returns of Goods. Return or attempt to return goods pursuant to Section

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

546(g) (as added thereto by the Bankruptcy Reform Act of 1994) of the Bankruptcy Code.

8.       EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

         8.2 If Borrower fails to perform, keep or observe: (a) any term, provision, condition, covenant or agreement contained in Sections 6.3, 6.6, 6.11, 6.12, 6.13 or 6.14, and such failure continues for a period of 5 days after the date of such failure or neglect; (b) any term, provision, condition, covenant or agreement contained in Sections 6.1 or 6.17 and such failure continues for a period of 15 days after the date of such failure or neglect; or
(c) any other term, provision, condition, covenant or agreement contained in this Agreement, or in any of the other Loan Documents (subject to any grace periods set forth therein); in each case other than any such term, provision, condition, covenant or agreement that is the subject of another provision of this Article 8; provided, however, that during any period of time that any such failure or neglect exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period, Lenders shall not be required during such period to make Advances to Borrower;

         8.3 If there is a Material Adverse Change;

         8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

         8.5 If Borrower fails to make any rental payments under any retail location Lease, the Lease for its principal place of business or the lease of its main distribution center arising after the commencement of the Case and prior to any assumption or rejection of any such Lease;

         8.6 If the Case is dismissed or converted to a case or cases under Chapter 7, or if a trustee under Section 1104 of the Bankruptcy Code or an examiner with expanded powers

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

relating to the operation of the business of the Borrower and/or the Parent under Section 1106(b) of the Bankruptcy Code is appointed;

         8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise with a priority equal or superior to the liens granted to the Agent and the Lenders hereunder; upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

         8.9 If a judgment or other claim becomes a Lien or encumbrance with a priority equal or superior to the liens granted to the Agent and the Lenders hereunder; upon any material portion of Borrower's properties or assets;

         8.10 The filing by Borrower or Parent, or confirmation (regardless of the proponent), of a Reorganization Plan or Plan in the Bankruptcy Cases which does not provide for (i) the termination of all of the Lenders' Commitments and indefeasible payment in full in cash of all Obligations and the cash collateralization or return of all Letters of Credit in a manner satisfactory to Agents on or before the effective date of such plan and (ii) the continuation of the Postpetition Liens in favor of Agent and priorities until such effective date;

         8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

         8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

         8.14 If the Bankruptcy Court shall enter any order in the Case (i) amending, supplementing, altering, staying, vacating, rescinding or otherwise modifying any Order, (ii)

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

appointing a chapter 11 trustee (with respect to the Borrower or the Parent) or an examiner with enlarged powers relating to the operation of the business of the Borrower or the Parent, (iii) dismissing the Case or converting the Case to Chapter 7 of the Bankruptcy Code or (iv) granting relief from the automatic stay to any creditor asserting a Lien or reclamation claim on a material portion (i.e., more than $250,000 per creditor or $1,000,000 in the aggregate) of the assets of the Borrower;

         8.15 If the Bankruptcy Court shall fail to enter the Final Order within thirty (30) days after the date of the Interim Order;

         8.16 If an application shall be filed by the Borrower for the approval of any other Super-Priority Claim in the Case which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower hereunder or under any of the other Loan Documents (unless after giving effect to the transactions contemplated by such application, all Obligations (whether contingent or otherwise) shall be paid in full in cash and the Commitment shall be terminated), or there shall arise any such Super-Priority Claim;

         8.17 The Borrower shall be unable to pay its post-petition debts as they mature or shall fail to comply with any order of the Bankruptcy Court in any material respect;

         8.18 If a Reorganization Plan shall be filed by the Borrower or approved by the Bankruptcy Court (regardless of the proponent) in the Case which does not satisfy the requirements of Section 4.4 of this Agreement;

         8.19 If the Borrower shall file a motion in the Case (i) to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code except with the Lender's consent, (ii) to recover from any portion of the Collateral any costs or expenses of preserving or disposing of any such collateral under
Section 506(c) of the Bankruptcy Code, or (iii) to take any other action or actions adverse to the Lenders or their rights and remedies hereunder or under any of the other Loan Documents or any documents related thereto or the Lenders' interest in any of the Collateral, which other action or actions would individually or in the aggregate, have a Material Adverse Change;

         8.20 If the Borrower shall pay or discharge any prepetition Indebtedness, other than the Prepetition Bank Debt and Indebtedness paid pursuant to customary orders entered by the Bankruptcy Court on or immediately following the Filing Date;

         8.21 If there shall remain undischarged for more than thirty (30) days any final post-petition judgment against the Borrower in excess of $400,000;

         8.22 If the Borrower or Parent shall commence, or participate in (unless compelled

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

to do so by Order of the Bankruptcy Court) any lawsuit, adversary proceeding, or contested matter against Agents or Lenders;

         8.23 If there shall occur any attempt by Borrower or Parent to invalidate, reduce or otherwise impair Agents' or any Lender's claims against Borrower or Parent or to subject any Collateral to assessment pursuant to section 506(c); or

         8.24 If there shall occur the attachment, seizure, subjection to a writ or distress warrant, or levy upon, or the possession of or the entry of an order of the Court granting relief from the automatic stay in favor of another party with respect to any material portion of Borrower's or Parent's properties or assets.

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

         9.1 Acceleration; Relief from the Automatic Stay. Upon the occurrence and during the continuation of an Event of Default, the Agent, on behalf of the Lender Group, may terminate the Commitment and/or declare and require (i) the unpaid principal amount of the Advances and all interest accrued and unpaid thereon forthwith to be due and payable, and (ii) and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, in each case without further order of or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

         Upon the occurrence and during the continuation of an Event of Default, and whether or not the Lenders shall have accelerated the maturity of the Advances as set forth above, the Agent, on behalf of the Lenders, may, subject to the provisions of the next succeeding paragraph, exercise all other rights and remedies which the Lender Group may have hereunder or under any of the other Loan Documents or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise. The automatic stay provided for under Section 362(a) of the Bankruptcy Code shall be vacated, without further order of the Bankruptcy Court, to the extent necessary to permit the Agent to exercise any and all of its rights and remedies for purposes of enforcing the claims and Liens of the Lender Group under this Agreement and the other Loan Documents. No remedy herein conferred upon any Lender or the Agent is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

         Upon the occurrence and during the continuance of an Event of Default which has resulted in any of the Obligations having been declared due and payable prior their stated maturity (an "Acceleration") and before exercising any of the rights or remedies of the Lender Group comprising the enforcement of its Liens against Collateral subject to the immediately preceding paragraph or the exercise of its rights of set-off under this Agreement, the Agent

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

shall provide at least five (5) Business Days' prior written notice to the Borrower, bankruptcy counsel to the Borrower, counsel to the Creditors' Committee and the office of the United States Trustee in the Case, setting forth the Event of Default or Events of Default which the Agent believes in good faith to have occurred and to have been continuing at the time of such Acceleration and that the Agent, on behalf of the Lender Group, intends to enforce its Liens against Collateral and/or to exercise its rights of set-off. During such five
(5) Business Day period (the "Waiting Period"), any of such parties may file an application with the Bankruptcy Court with a copy to the Agent and its counsel, stating that such party believes in good faith that no Event of Default specified in such notice has occurred and was continuing at the time of such Acceleration and requesting that a hearing be held promptly to determine whether such is the case. During the Waiting Period and, if any such application is filed with the Bankruptcy Court, during such additional period (an "Extended Period") expiring on the earlier to occur of (i) the conclusion of any such hearing requested and (ii) five (5) Business Days following the filing of such application, (A) the Agent shall refrain from proceeding to exercise such rights or remedies or rights of set-off, and (B) the Borrower may use funds to make payment in the ordinary course of business consistent with past practices in the Operating Account and up to 50% of the amount of cash proceeds from account debtors and obligors received by the Borrower or the Agent and otherwise creditable to the Obligations; provided that the total amount for the Waiting Period and the Extended Period (if applicable) shall not exceed, in the aggregate, the sum of $250,000 plus payroll expenses in an amount not to exceed $1,700,000. At the end of the Waiting Period or the Extended Period (if applicable) the Agent shall be free to exercise all of such rights and remedies and such rights of set-off unless, in the event such an application has been filed, the Bankruptcy Court has determined within such Extended Period that no such Event of Default has occurred and was continuing at the time of such Acceleration. At any such hearing so held upon such application the issue before the Bankruptcy Court shall be to determine whether any such Event of Default has occurred and was continuing at the time of such Acceleration; and, in the event that the Bankruptcy Court does determine that no such Event of Default has occurred and was continuing at the time of such Acceleration, the scheduled maturity of the Obligations which had been the subject of such Acceleration, together with the automatic stay of Section 362(a) of the Bankruptcy Code, shall be reinstated, all with the same effect as if no such Event of Default has been declared or Acceleration occurred.

         9.2 Rights and Remedies. Subject to Section 9.1, upon the occurrence, and during the continuation, of an Event of Default, Agent may, pursuant to Sections 17.4 and 17.5, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

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

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                  (d) Subject to applicable provisions of the Bankruptcy Code, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise, subject to applicable provisions of the Bankruptcy Code, any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Uniform Commercial
Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Concentration Account, or any other Blocked Account), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

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

                  (h) Exercise any and all rights of set-off or hold, as cash collateral for the Obligations, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Concentration Account, or the other Blocked Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (j) Sell the Personal Property Collateral at either a public or private sale (including going out of business sales), or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale. Agent may conduct one or more going out of business sales, in Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by Borrower. Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of Agent or such agent or contractor and neither Borrower nor any Person claiming under or in right of Borrower shall have any interest therein.

                  (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                                    (A) Agent shall give Borrower and each
                           holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

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

                                    (B) The notice shall be personally delivered
                           or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                                    (C) If the sale is to be a public sale,
                           Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                  (l) Agent may credit bid and purchase at any public sale; and

                  (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be promptly returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

                  (n) The Agent shall have the right to seek, on the Borrower's behalf, Bankruptcy Court approval to cause all rights and obligations of the Borrower under or in respect of all executory contracts and agreements and unexpired leases to which the Borrower is a party and which constitute part of the Collateral to be assumed and assigned or rejected pursuant to Section 365(a) of the Bankruptcy Code as the Agent may direct (except to the extent that such obligations were duly rejected by the Borrower), and to seek, on the Borrower's behalf, Bankruptcy Court approval to cause such rights or obligations to be assigned to the Agent pursuant to Section 365(d) of the Bankruptcy Code (assuming that adequate assurance of future performance is given).

         9.3 Remedies Cumulative. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

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

10.      TAXES AND EXPENSES.

         If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.9, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


11.      WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

         11.2 The Lender Group's Liability for Collateral. So long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits,

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actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.


12.      NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

         If to Borrower:            Factory Card Outlet of America Ltd.
                                    2727 Diehl Road
                                    Naperville, Illinois 60563
                                    Attn: Chief Financial Officer
                                    Fax No.: 630-579-2603

         with copies to:            Weil, Gotshal & Manges LLP
                                    757 Fifth Avenue
                                    New York, New York  10153
                                    Attn:  Warren Buhle, Esq.
                                    Fax No.:  212-310-8007

         If to Agents or the        Foothill Capital Corporation
         Lender Group in care       11111 Santa Monica Boulevard
         of Agent:                  Suite 1500

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

                                    Los Angeles, California 90025-3333
                                    Attn:  Business Finance Division Manager
                                    Fax No.:  310-478-9788

         with copies to:            Choate, Hall & Stewart
                                    Exchange Place
                                    53 State Street
                                    Boston, Massachusetts 02109
                                    Attn:  Peter M. Palladino, P.C.
                                    Fax No.:  617-248-4000

         and:                       Paragon Capital LLC
                                    Hillsite Office Building
                                    75 Second Avenue
                                    Suite 400
                                    Needham, Massachusetts  02494-2800
                                    Attn:  Robert Shusterman
                                    Fax No.:  781-707-2107

         with copies to:            Shapiro, Israel & Weiner, P.C.
                                    100 North Washington Street
                                    Boston, Massachusetts 02114
                                    Attn: Joel B. Rosenthal, Esq.
                                    Fax No.: 617-742-2355

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING

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HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER,
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE BANKRUPTCY CODE. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent 4 months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.


15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         15.1 Assignments and Participations.

                  (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit A-1; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the

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

contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                  (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that
(i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collateral, or otherwise in respect of the Advances or the L/C Guaranties. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the

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

Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

                  (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to Section 15.1, no consent or approval by Borrower is required in connection with any such assignment.


16.      AMENDMENTS; WAIVERS.

         16.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

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

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change Section 2.1(b);

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral, or subordinate the Lien of Agent in any of the Collateral, other than as permitted by Section 17.11;

                  (h) change the definition of "Required Lenders";

                  (i) release Borrower from any Obligation for the payment of money; or

                  (j) amend any of the provisions of Article 17.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

         16.2 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

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

17.      AGENT; THE LENDER GROUP.

         17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

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

         17.2 Delegation of Duties. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval). Notwithstanding anything herein which may be construed to the contrary, the Lenders and Borrower acknowledge and agree that Agent may engage the Oversight Agent pursuant to the Oversight Agreement as it may be modified and amended from time to time and the Oversight Agent may carry out its duties as set forth in such agreement.

         17.3 Liability of Agent-Related Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

         17.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required

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

Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

                  (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group. In the event of a conflict between Foothill Capital Corporation ("Foothill") and Paragon Capital LLC ("Paragon") with respect to giving Agent consent pursuant to this Section 17.5 (a) to follow a particular course of action, then Foothill shall have the right, at its option and upon two Business Days' notice to Paragon, to purchase from Paragon 100% of Paragon's rights and obligations as a Lender hereunder, and Paragon shall be obliged to assign such rights and obligations. Such assignment shall be consummated pursuant to the terms of
Section 15.1, and the purchase price shall be an amount equal to the outstanding principal balance of Paragon's Pro Rata Share of the Obligations, together with accrued but unpaid interest and earned fees in respect thereof; and

                  (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may,

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but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

         17.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

         17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections,

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

each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

         17.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

         17.9 Successor Agent. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within 30 days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the

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

retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         17.10 Withholding Tax.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

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

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

         17.11 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written

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

authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

         17.12 Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from

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Agent in excess of such Lender's Pro Rata Share of all such distributions by
Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         17.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         17.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

         17.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Sections 2.3(b) and 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender;

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

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

                  (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or

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

indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

         17.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.


18.      GENERAL PROVISIONS.

         18.1 Effectiveness. Upon the entry of the Interim Order or the Final Order, whichever occurs first, this Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

         18.2 Section Headings. Headings and numbers have been set forth herein for

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

convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

         18.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. 18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         18.5 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         18.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         18.7 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

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         18.8 Parties in Interest. The Borrower hereby stipulates and agrees that each of the Agent and the Lenders is and shall remain a party in interest in the Case and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith and to appeal therefrom. Neither the failure to so participate, object or be heard nor anything in this Agreement or any other Loan Documents shall be deemed to be a waiver of the Agent's or any Lender's rights or remedies thereunder or under applicable law. Without limitation of the foregoing, each of the Agent and the Lenders shall have the right to make any motion or raise any objection which it deems to be in its interest (specifically including, but not limited to, objections to use of proceeds of the Advances, payment of professional fees and expenses or the amount thereof, sales or other transactions outside the ordinary course of business or assumption or rejection of any executory contract or lease) whether or not the action or inaction by the Borrower violates or is expressly permitted by any covenant or provisions of this Agreement or any other Loan Document.


           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Chicago, Illinois as of the date first above written.

                         FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation, as debtor and debtor in possession
                         By
                         Title:
                         FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent and as a Lender
                         By
                         Title: